UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2012

XOMA CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-14710 (Commission File Number)	52-2154066 (IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California (Address of principal executive offices)	94710 (Zip Code)

Registrant's telephone number, including area code	(510) 204-7200

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On September 27, 2012, XOMA Corporation (the “Company”) entered into an amendment (the “Amendment”) to its loan agreement dated as of December 30, 2011, by and among the Company’s wholly-owned subsidiary XOMA (US) LLC as borrower (the “Borrower”), the Company, XOMA Technology Ltd. and XOMA Ireland Limited as guarantors, and General Electric Capital Corporation as agent and lender (“GE”), with such other lenders from time to time a party thereto.  The original principal amount under the December 2011 loan agreement with GE (the “Loan Agreement”) was $10,000,000, of which a principal amount of $7,857,143 was outstanding immediately prior to the effective date of the Amendment.  The Amendment provides for an additional term loan in the amount of $4,642,857, and an extension of the interest-only monthly repayment period with respect to the aggregate loan obligation of $12,500,000 outstanding following the effective date of the Amendment through March 1, 2013, at a stated interest rate of 10.9% per annum. Thereafter, the Borrower is obligated to make monthly principal payments of $347,222, plus accrued interest, at a stated interest rate of 10.9% per annum, over a 27-month period commencing on April 1, 2013 and through June 15, 2015 (the “Maturity Date”), at which time the remaining outstanding principal amount of $3,125,000, plus accrued interest, shall be due.  An “accrued final payment fee” in the amount of $191,283 was paid on the effective date of the Amendment, and a “final payment fee” in the amount of $875,000 is payable on the date upon which the outstanding principal amount is required to be repaid in full. Any mandatory or voluntary prepayment of the $12,500,000 will accelerate the due date of the final payment fee, and trigger a prepayment penalty equal to 3% of the outstanding principal amount being prepaid if prepaid on or before September 27, 2013, 2% if prepaid on or before September 27, 2014, and 1% if prepaid after September 27, 2014, but prior to the Maturity Date.  In connection with the Amendment, the Company, the Borrower, XOMA Ireland Limited and XOMA Technology Ltd., each reaffirmed the security interest that was granted pursuant to the Loan Agreement, which covers substantially all of their existing and after-acquired assets, excluding intellectual property assets.  The other material terms of the Loan Agreement remain as set forth in the Loan Agreement, filed with the Securities and Exchange Commission on March 14, 2012 as Exhibit 10.43 to our Annual Report on Form 10-K for the fiscal year ended 2011, and incorporated herein by reference.

In connection with the Amendment, on September 27, 2012 we issued GE a warrant to purchase up to 39,346 shares of our common stock (the “Warrant”). The Warrant is exercisable immediately, has a five year term and an exercise price of $3.54 per share.

The Amendment and the Warrant are filed herewith as Exhibits 4.10 and 10.46, respectively, and are incorporated herein by reference. The foregoing description of the Amendment and the Warrant is qualified in its entirety by reference to such exhibits.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above and referenced under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above and referenced under Item 1.01 is hereby incorporated by reference into this Item 3.02.

The Warrant was offered pursuant to exemptions from registration under Section 4(2) of the Securities Act to one purchaser, which was an “accredited investor” as such term is defined in Regulation D. A legend was placed on the Warrant that it has not been registered and is restricted from resale.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits
Exhibit Number	Description
4.10	Warrant issued to General Electric Capital Corporation, dated September 27, 2012.
10.46
First Amendment to Loan Agreement, by and between General Electric Capital Corporation, the Company as guarantor, XOMA (US) LLC as borrower, and certain other wholly-owned subsidiaries of the Company, dated September 27, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2012	XOMA CORPORATION

	By:	/s/ Fred Kurland
Fred Kurland
Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.10	Warrant issued to General Electric Capital Corporation, dated September 27, 2012.
10.46
First Amendment to Loan Agreement, by and between General Electric Capital Corporation, the Company as guarantor, XOMA (US) LLC as borrower, and certain other wholly-owned subsidiaries of the Company, dated September 27, 2012.